UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM 8-K

____________________

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

August 19, 2019

SUMMIT HEALTHCARE REIT, INC.

(Exact name of registrant as specified in its charter)

____________________

Maryland	000-52566	73-1721791
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2 South Pointe Drive, Suite 100, Lake Forest, California 92630

(Address of principal executive offices)

(800) 978-8136

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Ticker symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

Recently, shareholders of Summit Healthcare REIT, Inc. (“we” or “Summit”) may have received correspondence from MacKenzie Capital Management, LP or its affiliates (“MacKenzie”) relating to an unsolicited mini-tender offer to purchase their shares of Summit common stock (the “Shares”).

We understand that MacKenzie is offering to purchase up to 350,000 of Shares for approximately $1.40 per share. We believe that MacKenzie’s offer price is less than the current and potential long-term value of the Shares and recommend against selling Shares at that price.

To reject MacKenzie’s offer, shareholders can simply ignore it. They do not need to respond.

MacKenzie’s offer price is substantially below our most recent estimated valuation (as of December 31, 2018) of $2.83 per share. For further information regarding the December 31, 2018 per share estimated valuation and certain limitations related thereto, shareholders can refer to Summit’s Form 10-K filed on March 22, 2019. In arriving at our recommendation against the shareholders selling their Shares to MacKenzie, we considered the historical performance of the real estate market and of our portfolio, along with our outlook with respect to executing and achieving our investment objectives in a manner that is accretive to shareholder value. Based on that review, we believe that MacKenzie is attempting to opportunistically acquire Shares in order to make a profit and, as a result, deprive our shareholders of the opportunity to realize longer term appreciation in value of the Shares.

Summit is not in any way affiliated with MacKenzie. MacKenzie has made similar unsolicited mini-tender offers for Summit’s Shares in the past several years, and MacKenzie has a history of making such unsolicited mini-tender offers for shares of other public companies. We urge that shareholders should consult with their financial advisor and exercise caution with respect to this and other mini-tender offers. Mini-tender offers are designed to seek less than 5% of a company’s outstanding shares, thereby avoiding the filing, disclosure and procedural requirements adopted by the Securities and Exchange Commission (“SEC”) for the protection of investors. The SEC has cautioned investors about offers of this nature, noting that some “bidders make mini-tender offers at below-market prices, hoping that they will catch investors off guard.” Additional information about mini-tender offers is available on the SEC’s website at www.sec.gov/investor/pubs/minitend.htm. MacKenzie also made tender offers for Summit’s Shares that were subject to the SEC’s filing, disclosure and procedural requirements in January and May of 2018.

If shareholders have any questions related to MacKenzie’s offer, they should contact their financial advisor or Summit’s Investor Relations at 800.978.8136. Or they can contact Summit’s Senior Vice President, Chris Kavanagh, directly at 949.535.1988 or by email at ckavanagh@summithealthcarereit.com.

The information in this Current Report on Form 8-K contains forward-looking statements relating to the business and financial outlook of Summit that are based on our current expectations, estimates, forecasts and projections and are not guarantees of future performance. Actual results may differ materially from those expressed in these forward-looking statements, and shareholders should not place undue reliance on any such statements. A number of important factors could cause actual results to differ materially from the forward-looking statements contained in this release. Such factors include those described in the Risk Factors section of Summit Healthcare REIT, Inc.’s annual report on Form 10-K for the year ended December 31, 2018. Forward looking statements in this Form 8-K speak only as of the date on which such statements were made, and we undertake no obligation to update any such statements that may become untrue because of subsequent events. We claim the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SUMMIT HEALTHCARE REIT, INC.

By:	/s/ Elizabeth A. Pagliarini
Name:	Elizabeth A. Pagliarini
Title:	Chief Financial Officer

Dated: August 19, 2019